State of Delaware
Secretary of State
Division of Corporations
Delivered 09:21 AM 01/11/2007
FILED 08:57 AM 01/11/2007
SRV 070033466 - 4282995 FILE

CERTIFICATE OF INCORPORATION

OF

SKYVIEW HOLDINGS CORP.

FIRST: The name of the Corporation is **SKYVIEW HOLDINGS CORP.**

SECOND: Its registered office and place of business in the State of Delaware is to be located at 1201 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The Registered Agent in charge thereof is AGENTS AND CORPORATIONS, INC.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 102,500,000 of which 100,000,000 shares with a par value of $0.00001 each shall be Common Stock and of which 2,500,000 shares with a par value of $0.00001 each shall be Preferred Stock. The Board of Directors of the Corporation is authorized to the full extent now or hereafter permitted by the laws of the State of Delaware to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions of each such series.

FIFTH: No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

SIXTH: The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

SEVENTH: The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be, from time to time, designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

EIGHTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, provided that any By-Laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

NINTH: Elections of members to the Board of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ELEVENTH: The name and mailing address of the incorporator is:

David M. Kaye, Esq.
c/o Danzig Kaye Cooper Fiore & Kay, LLP
30A Vreeland Road, Suite 230
Florham Park, New Jersey 07932

TWELFTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time.

THIRTEENTH: The Corporation shall, to the fullest extent permitted by Section145 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Signed on January 10, 2007

David M. Kaye
Sole Incorporator

X

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 01-26-2007

Employer Identification Number:
35-2287663

Form: SS-4

Number of this notice: CP 575 A

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB OF THIS NOTICE.

001498.355806.0008.001 2 MB 0.563 1075

SKYVIEW HOLDINGS CORP
68 SKYVIEW TER
CLIFTON NJ 07013

01498

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 35-2287663. This EIN will identify your business account, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, please use the label we provided. If this isn't possible, it is very important that you use your EIN and complete name and address exactly as shown above on all federal tax forms, payments and related correspondence. Any variation may cause a delay in processing, result in incorrect information in your account or even cause you to be assigned more than one EIN. If the information isn't correct as shown above, please correct it using tear off stub from this notice and return it to us so we can correct your account.

Based on the information from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1120	03/15/2008

If you have questions about the form(s) or the due dates(s) shown, you can call or write to us at the phone number or address at the top of the first page of this letter. If you need help in determining what your tax year is, see Publication 536, Accounting Periods and Methods, available at your local IRS office or you can download this Publication from our Web site at www.irs.gov.

We assigned you a tax classification based on information obained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination on your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1,2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue.)

)01498

Your application for an EIN indicates that you intend to elect to file your return as an 1120-S. An election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, Election by a Small Business Corporation.

The Internal Revenue Service has also identified several mistakes commonly made S corporations and their shareholders. Please review them and call us at 1-800-829-1040 if you have any questions.

* Losses in Excess of Basis - Pursuant to Internal Revenue Code (IRC) section 1366, a shareholder in an S corporation may not deduct S corporation losses in excess of their basis in stock and/or debt. Each shareholder's stock basis and debt (loans from shareholders) basis should be computed annually.

* Taxable Distributions - Pursuant to IRC section 1368, distribution to shareholders in excess of stock basis are generally taxable.

* Gain on Repayment of Loans from Shareholders - where the shareholder previously used debt basis to absorb S corporation losses, subsequent repayments on the loans are generally taxable.

* Compensation to Shareholder - If the shareholders performing services for the S corporation, be careful not to improperly classify the compensation as payments other than salary (examples: excessive rent, or distributions) in order to avoid employment taxes.

* Fringe Benefits - Certain fringe benefits paid on behalf of a shareholder who owns more than 2% of the stock (or shareholder's family) are taxable. Examples include certain accident, health, and life insurance premiums, meals and lodging, and certain cafeteria plan benefits.

* Accrual of Expenses Due to Shareholders - Pursuant to IRC section 267, an accrual basis corporation may not accrue and deduct expenses (such as rent) due to a cash basis shareholder until the amount is includible in the income of the shareholder (when paid).

Keep this part for your records. CP 575 A (Rev. 1-2007)

Return this part with any correspondence so we may identify your account. Please correct any errors in your name or address.

CP 575 A

0232950024

Your Telephone Number ( ) - ______

Best Time to Call ______

DATE OF THIS NOTICE: 01-26-2007
EMPLOYER IDENTIFICATION NUMBER: 35-2287663
FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

SKYVIEW HOLDINGS CORP
68 SKYVIEW TER
CLIFTON NJ 07013